                                                                   Exhibit 10.26

                SEPARATION AND MUTUAL GENERAL RELEASE AGREEMENT


         This Separation and Mutual General Release Agreement ("Agreement"), made as of this 26th day of April 2001 ("Effective Date"), by and between WILLIAM GUTTMAN, an individual ("Executive"), and PRINTCAFE, INC., a Delaware corporation ("Company"), is entered into with reference to the following recitals:

         1.0 RECITALS.
             ---------

                  1.1 Executive is a stockholder, member of the Board of Directors and the Co-Chief Executive Officer of Company.

                  1.2 Executive and Company are parties to that certain Second Amended and Restated Employment Agreement ("Employment Agreement"), dated as of July 14,2000.

                  1.3 Executive and Company desire to terminate the Employment Agreement and provide for a separation of relations and mutual general releases as further set forth below.

         2.0 DEFINITIONS.
             ------------

                  2.1 "AGREEMENT" shall mean this Separation and Mutual General Release Agreement.

                  2.2 "COMPANY" shall mean printCafe, Inc., a Delaware corporation.

                  2.3 "EMPLOYMENT AGREEMENT" shall have the meaning set forth in
Section 1.2.

                  2.4 "EFFECTIVE DATE" shall mean the date first written above.

                  2.5 "EXECUTIVE" shall mean William Guttman, an individual.

                  2.6 "THIRD AMENDED AND RESTATED VOTING AGREEMENT" shall mean that certain Third Amended and Restated Voting Agreement dated as of October 30, 2000, by and between Executive, Company and the other parties listed on the signature page thereto.

         3.0 TERMINATION OF EMPLOYMENT AGREEMENT.

                  3.1 TERMINATION. The Employment Agreement, except as specifically set forth herein, is terminated as of the Effective Date. All payments and benefits due to Executive from Company from and after the Effective Date shall be determined under this Agreement and neither party shall have any further obligations to the other under the Employment Agreement. Without limiting the generality of the foregoing, Executive is specifically waiving any right to severance under the Employment Agreement in consideration of the fact that he is a significant stockholder of the Company and wishes to avoid any adverse inferences that might otherwise arise following Executive's separation from the Company. The consideration for the termination of the Employment Agreement includes the agreements reached herein, and the Stock Purchase Agreement, Unsecured Promissory Note and letter agreement between the parties, all of even date herewith.

                  3.2 RETENTION OF TITLE. Executive shall retain the title of Co-Chief Executive Officer of Company until the earlier of (i) September 30, 2001, or (ii) such earlier date as Executive, in his sole discretion, notifies Company in writing of his decision to terminate his Co-Chief Executive role with Company (the "Termination Date"). Executive's duties will consist of serving Company on matters relating to business development strategy, product development strategy and financing strategy. Notwithstanding the retention of such title, it is acknowledged that Executive shall not be obligated to devote all of his time or business efforts to the affairs of the Company but shall only devote whatever time and effort as he deems appropriate in providing such services to Company from and after the Effective Date. Company shall continue to indemnify Executive pursuant to the terms of its Amended and Restated Bylaws for the period Executive serves as Co-Chief Executive Officer.

                  3.3 DIRECTOR. Executive shall continue to serve as one of the two management members of Company's Board of Directors pursuant to the terms of the Third Amended and Restated Voting Agreement. However, Company's "Senior Officers" (as described in the Voting Agreement), may request Executive's resignation any time after the Effective Date, and Executive shall retain the right, in his sole discretion, to so resign at any time after the Effective Date. In the event that Executive continues to serve as a director of Company after the Termination Date, Executive shall be entitled to reimbursement for all reasonable business expenses incurred by Executive on Company's behalf, including but not limited to reasonable travel and entertainment expenses. Company agrees to reimburse any reasonable expenses within thirty (30) days of their submission to Company.

                  3.4 COMPENSATION AND EXPENSES. Until the Termination Date, (i) Executive shall be entitled to reimbursement for all reasonable business expenses incurred by Executive on Company's behalf, including but not limited to reasonable travel and entertainment expenses, (ii) Company shall provide Executive with a Company credit card, and (iii) Executive shall also be entitled to continue to use his current computer, Handspring hand-held computer and cell phone, and Company shall be responsible for all reasonable charges related to same. Executive shall be entitled to retain the computer, hand-held computer and cell phone thereafter. Company agrees to reimburse any reasonable expenses within thirty (30) days of their submission to Company.

                  3.5 INSURANCE. Company shall pay for all Executive's insurance benefits as currently provided to other employees of Company, as described in Company's manual until the earlier of (i) April 1, 2003, or (ii) such earlier time as Executive is eligible to be covered under another employer-sponsored insurance plan. Executive shall be included in the manager's section of the disability insurance.

                  3.6 OPTIONS. Any options to purchase common shares of Company's stock granted to Executive shall vest in full as of the Termination Date.

                  3.7 CONSULTING SERVICES. During the period commencing on October 1, 2001 and ending on April 1, 2003 (the "Consulting Period"), Executive shall provide Company with advice and recommendations concerning various matters respecting the strategic alliances, product development strategy and financing strategy; provided, however, that Executive shall be required to make himself available only telephonically to Company and for no more than three (3) hours per month, on a non-cumulative basis, during the Consulting Period. In the event Company desires to utilize Executive's services as a consultant more than three
(3) hours in any one month, and Executive is amenable thereto, Company shall compensate Executive at the rate of Two Hundred Dollars ($200.00) per hour thereafter. If the Termination Date occurs prior to September 30, 2001, Employee shall be considered to have taken a bona fide "leave of absence" which was authorized and approved by Company for purposes of exercising Employee's stock option grants. Notwithstanding anything to the contrary in this Agreement, Executive will not be compensated in connection with his role as a director of Company unless the Board of Directors elects to compensate outside directors. Executive will be reimbursed for his reasonable business expenses incurred in connection with consulting services requested to be performed during the Consulting Period, subject to appropriate documentation of such expenses in accordance with Company policy. Executive shall keep all Company matters confidential pursuant to Article IX of the Employment Agreement.

                  3.8 NON-COMPETITION. Executive shall continue to be bound by
Article VII of the Employment Agreement for a period of two (2) years from and after the Effective Date.

                  3.9 SOLICITATION. Executive shall be bound by the provisions of Article VIII of the Employment Agreement for a period of two (2) years from and after the Effective Date.

                  3.10 USE OF CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY. Executive shall continue to be bound by the provisions of Article IX of the Employment Agreement.

                  3.11 INDEMNIFICATION. Company shall continue to maintain directors and officers' liability insurance in reasonable amounts and cover Executive under such insurance on an "occurrence" basis through the date that Executive resigns or is removed as a Director of Company. By way of illustration only, if such insurance provided by Company is on a "claims made basis," Company shall continue to list Executive as a named insured on all of such insurance, or procure "tail" insurance covering Executive through the applicable limitations periods.

                  3.12 NON-DISPARAGEMENT. Executive on the one hand, and Company, or any executive officer or director thereof, on the other, agree that each shall not (i) directly or indirectly, make or ratify any statement, public or private, oral or written, that disparages, either professionally or personally, the other party, the other parry's subsidiaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, or (ii) make any statement or engage in any conduct that has the purpose or effect of disrupting the business of the other party. The parties hereby agree that any statement made in violation of the foregoing shall constitute and be treated as a material breach of this Agreement, provided that the only remedy for such breach shall be monetary damages. This Section 3.12 shall not apply to or in any way limit (x) statements made by a party in any court, arbitral or governmental proceeding,
(y) disclosures to a third party which has entered into a confidentiality agreement with the disclosing party, or (z) a party's private consultation with its attorneys or other professional advisors.

                  3.13 PRESS RELEASES. Prior to any release or distribution thereof, Company shall forward to Executive any press release concerning or otherwise arising out of the separation of Executive from the Company for review and approval, which approval shall not be unreasonably withheld. Executive shall have one (1) business day to review and approve on any proposed press release, or otherwise notify Company of his objections thereto.

                  3.14 CONFIDENTIALITY. Executive and Company agree that the terms and conditions of this Agreement shall remain confidential as between the parties and they shall not (except as required by law, including disclosures required to stockholders or regulators) disclose them to any other person. This
Section 3.14 shall not apply to or in any way limit (i) statements made by a party in any court, arbitration or governmental proceeding, (ii) disclosures to a third party which has entered into a confidentiality agreement with the disclosing party, or (iii) a party's private consultation with its attorneys or other professional advisors.


         4.0 MUTUAL RELEASE
             --------------

                  4.1 EXECUTIVE RELEASE. Except for those obligations created by or arising out of this Agreement, the Option Agreement, the Secured Promissory Note, the Amendment to Pledge Agreement, the Unsecured Promissory Note and side letter entered into contemporaneously herewith, agreements entered into by Executive based on his status as a stockholder of Company other than those executed or prepared by the Company, and the agreements listed on Exhibit "A" or any other rights Executive may have in his capacity as a stockholder of Company, Executive on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Company, its predecessors, successors and assigns, and their respective past, present and future parents, subsidiaries, affiliates, trustees, executors, administrators, officers, directors, owners, associates, heirs, agents, insurers, stockholders, partners, employees, licensees, representatives, lawyers, consultants, investment bankers, accountants or any of them, and each of them, hereinafter together and collectively referred to as "Releasees," with respect to and from any and all manner of action or actions, cause or causes of action, in law or equity, and any suits, debts, liens, liabilities, claims, counter-claims, cross-claims, demands, rights, obligations, damages, losses, costs, expenses, attorneys' fees, judgments, orders or indemnities, of all and any nature whatsoever, including, without limitation, payroll after March 15, 2001, whether individual or derivative, state or federal, known or unknown, fixed or contingent, suspected or unsuspected, and whether or not concealed or hidden, that against said Releasees, or any of them, Executive: (i) may have or may now have up to the date of this Agreement; or (ii) may hereafter have based upon, arising out of, related to or in any way connected with Executive's service as an officer or employee of Company, his separation from his position as a member of the Board of Directors and, except as set forth herein, his position as Co-

Chief Executive Officer, or his employment by, or status as, an officer of any Company affiliate, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment and Collection Act, the Pennsylvania Workmen's Compensation Act or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability.

                  4.2 COMPANY RELEASE. Except for those obligations created by or arising out of this Agreement, and the Option Agreement, the Secured Promissory Note, the Amendment to Pledge Agreement, the Unsecured Promissory Note and side letter entered into contemporaneously herewith, agreements entered into by Executive based on his status as a stockholder of Company and the agreements listed on Exhibit "A" (except that, as to the Stock Purchase Agreement executed contemporaneously herewith, the sole exception to the release granted hereunder concerning the acquisition of the shares of stock of the Company thereunder shall be strictly limited to the representations and warranties of Executive under Section 5.2 thereof), Company hereby acknowledges full and complete satisfaction of and releases and discharges, and covenants not to sue, Executive from and with respect to any and all claims, agreements, obligations, losses, damages, injuries, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Executive's service as a member of the Board of Directors and, except as set forth herein, his position as Co-Chief Executive Officer or as any officer or director of any Company subsidiaries, or the separation from such positions, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Executive committed or omitted prior to the date of this Agreement which Company now owns or holds or has at any time heretofor owned or held as against Executive. Notwithstanding anything else herein, Company's release in this Section 4.2 does not apply to Company's payment of approximately $40,000 to Executive related to the reimbursement of his house sale expenses incurred in connection with his move to Pittsburgh, PA which has not been formally approved by Company's Board of Directors. Notwithstanding the foregoing, nothing herein shall give rise to any admission or implication that such payment, including the amount thereof, was not approved or authorized by Company's officers or otherwise improper.

                  4.3 INDEPENDENT ADVICE. Executive and Company hereby represent, warrant, and acknowledge to each other, that they have received independent legal advice from their respective attorneys regarding the advisability of executing this Agreement and giving the releases provided for herein.

         Executive and Company acknowledge that they are aware that they or their attorney may hereafter discover facts different from or in addition to the facts which they or their attorney now knows or believes to be true with respect to the subject matter of this Agreement but that it is their intention hereby to settle and release fully, finally, absolutely and forever any and all claims, disputes and differences, known or unknown, suspected or unsuspected, which now exist, may hereafter exist, or heretofore have existed arising from, related to or in any way connected with the released matters set forth in Section 4.1 and 4.2 of this Agreement, and without regard to the subsequent discovery or existence of such different or additional facts except as expressly set forth herein, which do now exist or heretofore have existed between the parties. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases, except as expressly set forth herein, notwithstanding the discovery of any such additional facts. The parties, and each of them, hereby further represent, warrant, and acknowledge to the other party, that there is a risk that, subsequent to the date of this Agreement, they will incur damage or loss that they deem in some way attributable to the subject matter of this Agreement, or to the actions prior to the date of this Agreement, as the case may be, but which are unknown and unanticipated as of the date of this Agreement, or that damages presently known may become progressive, greater or more serious than is now known, expected or anticipated, or that facts alleged in the subject matter of this Agreement are found to be different from the facts now believed by them to be true. The parties hereby expressly accept such risks and agree that this Agreement is and will remain effective notwithstanding such risks, if they occur.

         5.0 MISCELLANEOUS
             -------------

                  5.1 GOVERNING LAW. It is agreed that this Agreement shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions thereof. If any provision of this Agreement is deemed unreasonable by a court of competent jurisdiction, the parties agree that said court shall have the power to reform the terms of this Agreement in order to satisfy the intent of the parties hereto.

                  5.2 ARBITRATION. Any and all disputes arising under or related to this Agreement shall be adjudicated by mandatory and binding arbitration in accordance with the rules of the American Arbitration Association governing employment disputes.

                  5.3 ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between Executive and Company and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including without limitation, the Employment Agreement and all earlier versions thereof.

                  5.4 MODIFICATION OF AGREEMENT. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                  5.5 NO WAIVER. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                  5.6 ATTORNEYS FEES. In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that either party may be called on to pay, a reasonable sum for the successful party's fees. Company also agrees to pay Executive's legal fees incurred in the negotiation and documentation of this Agreement.

                  5.7 COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

                  5.8 FURTHER COOPERATION. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic force and intent of this Agreement and which are not inconsistent with its terms.

         6.0 NOTICES. For purposes hereof, delivery of written notice shall be complete upon personal delivery, or upon mailing if mailed with proper postage paid by United States registered or certified mail, addressed to the party at the address set forth below, or to such other mailing address as the parties hereto may designate by written notice given in accordance with this Section
6.0. Notice may also be given upon receipt of electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice is followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in certified mail return receipt requested, postage prepaid, within three (3) business days following the facsimile notice. Notices shall be addressed to the parties as follows:

         Executive:                 William Guttman
                                    715 Maryland Avenue
                                    Pittsburgh, PA 15232
                                    Fax: (240) 368-8735

         Company:                   printCafe, Inc.
                                    The Crane Building, Fifth Floor
                                    40 Twenty-Fourth street
                                    Pittsburgh, PA 15222-4683
                                    Attention: President
                                    Fax: (412) 456-1151

         Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with this
Section 6.0.

         IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed as of the date set forth above.


                                                      "EXECUTIVE"

                                                    /s/ WILLIAM GUTTMAN
                                                ------------------------------
                                                     WILLIAM GUTTMAN

                                                     "COMPANY"

                                                PRINTCAFE, INC.,
                                                a Delaware corporation


                                                By: /s/ Marc Olin
                                                   ----------------------------
                                                   Marc Olin, President

                                  EXHIBIT "A"

                             OUTSTANDING AGREEMENTS


1.   Fourth Amended and Restated Investors Rights Agreement

2.   Third Amended and Restated Voting Agreement

3.   Third Amended and Restated Right of First Refusal and Co-Sale Agreement

4.   Pledge Agreement dated as of November 8,1999, as amended.

5.   Secured Promissory Note dated as of November 8,1999.